UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
9.31% Medium-Term Notes due 2021	POR 21	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

On March 11, 2020, Portland General Electric Company (the “Company”) completed the remarketing of an aggregate principal amount of $118.8 million of Pollution Control Revenue Refunding Bonds (Portland General Electric Company Project) Series 1998, consisting of:

(i)	$97.8 million principal amount of City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Portland General Electric Company Project) Series 1998A (the “1998A Bonds”), and

(ii)
$21.0 million principal amount of City of Forsyth, Montana Pollution Control Revenue Refunding Bonds (Portland General Electric Company Project) Series 1998B (the “1998B Bonds” and, together with the 1998A Bonds, the “Bonds”).

The Bonds were originally issued by the City of Forsyth (the “Issuer”) in 1998. Pursuant to separate Loan Agreements for each series, dated as of May 1, 1998, as amended and supplemented by separate First Supplemental Loan Agreements dated as of May 1, 2003, and separate Second Supplemental Loan Agreements dated as of May 1, 2009 (collectively, the Loan Agreements), the Issuer loaned the proceeds from the initial issuance of the Bonds to the Company. The proceeds of the Bonds were used by the Company to refinance the Company’s undivided partial ownership interest in certain pollution control and solid waste disposal facilities at the coal-fired steam electric generating plant known as Colstrip Project Units 3 and 4 in Rosebud County, Montana (the “Colstrip Plant”). The Company’s obligations under the Loan Agreements are secured by first mortgage bonds issued by the Company on May 1, 2003.

The 1998A Bonds and 1998B Bonds will bear interest at a rate of 2.125% and 2.375% per annum, respectively, and mature on May 1, 2033. Interest on the Bonds will be payable semi-annually on each March 1 and September 1, commencing September 1, 2020. The Bonds are subject to redemption, at the option of the Company, on or after March 11, 2030 at a redemption price of 102% of the principal amount (declining annually to par) plus accrued interest to the date of redemption. The Company will have the right to repurchase the Bonds if the Bonds are subject to redemption at a purchase price equal to 100% of the principal amount of the Bonds plus any premium over 100% of par that would have been payable on the redemption date had the Bonds been redeemed. The Bonds are also subject to redemption, at the option of the Company, under certain other circumstances relating to changes in the continued operation of the Colstrip Plant and changes in the instrument or device provided by the Company as security for the Bonds. In addition, the Bonds are subject to mandatory redemption in the event of certain circumstances relating to the tax status of the Bonds.

This remarketing will help to provide interest savings for the Company’s customers over the life of the bonds, and does not affect the operations of the plant or any activities related to environmental remediation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed March 12, 2020, formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	March 12, 2020	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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